Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-148427 on Form S-4 of ePAK International Limited of our report dated March 24, 2008 relating to our audit of the financial statements of Ascend Acquisition Corp. as of and for the year ended December 31, 2007 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/    MCGLADREY & PULLEN, LLP

McGLADREY & PULLEN, LLP

New York, New York

April 2, 2008